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                                                             EXHIBIT (h)(41)(b)

                              AMENDMENT NO. 4 TO
                                   AGREEMENT

   AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") and SUNAMERICA ASSET MANAGEMENT, LLC (formerly known as AIG SunAmerica Asset Management Corp.) ("Adviser") hereby amend the Agreement made as of July 1, 2002 (the "Agreement") as follows:

   Schedule Two is hereby deleted in its entirety and replaced with the Schedule Two attached hereto.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of August, 2014.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
         -------------------------------
Name:
         -------------------------------
Title:
         -------------------------------

SUNAMERICA ASSET MANAGEMENT, LLC

By:
         -------------------------------
Name:
         -------------------------------
Title:
         -------------------------------

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                                 SCHEDULE TWO

                               List of Contracts

AG Corporate Investor VUL
AG Income Advantage VUL
Corporate America VUL
Corporate Investor Select VUL
Income Advantage Select VUL
Platinum Investor I VUL
Platinum Investor II VUL
Platinum Investor III VUL
Platinum Investor IV VUL
Platinum Investor FlexDirector VUL
Platinum Investor PLUS VUL
Platinum Investor Survivor VUL
Platinum Investor Survivor II VUL
Platinum Investor VIP VUL
Platinum Investor VIP VUL (2007)
Protection Advantage Select VUL
Survivor Advantage VUL
Platinum Investor Immediate Variable Annuity
AG Platinum Choice VUL